SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

June 2, 2005

TGC INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Texas	0-14908	74-2095844
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1304 Summit Ave., Ste 2

Plano, TX  75074

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (972) 881-1099

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.              Entry into a Material Definitive Agreement.

On June 2, 2005, TGC Industries, Inc. (the “Company”) completed a loan transaction with a lender for the purpose of providing funds for the purchase of a new ARAM ARIES recording system from an equipment supplier located in Texas.  The Company has made a down payment to the seller in the amount of $594,044.65 with the $3,366,253 balance of the purchase price financed by the lender.  Such financing is repayable over a period of thirty-six months at a fixed per annum simple interest rate of 7.25%.  The loan is collateralized by the new recording system equipment and the recording truck and two semi-trailers that will be used to transport the newly purchased equipment between jobs.

The Company previously entered into a material loan transaction with the same lender on October 22, 2004, in the amount of $2,386,649, financed for a period of thirty-six months at a fixed per annum simple interest rate of 6.85%.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TGC INDUSTRIES, INC.

Date: June 3, 2005	By:	/s/ KENNETH W. USELTON
Kenneth W. Uselton
Secretary, Treasurer, and CFO
(Principal Financial and Accounting Officer)